UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2026

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

379 Interpace Parkway Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2026 (the “Closing Date”), Avis Budget Group, Inc. (the “Company”) and its subsidiaries, Avis Budget Holdings, LLC and Avis Budget Car Rental, LLC, as the Borrower (collectively, the “Avis Parties”), entered into the Eleventh Amendment (the “Eleventh Amendment”) to the Sixth Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and the other lenders party thereto (as amended, restated or otherwise modified prior to the Eleventh Amendment, the “Sixth A&R Credit Agreement”, and the Sixth A&R Credit Agreement as amended by the Eleventh Amendment, the “Amended Sixth A&R Credit Agreement”). On the Closing Date, pursuant to the Eleventh Amendment, the Borrower (i) refinanced the existing $2 billion revolving loan facility under the Sixth A&R Credit Agreement with a new $2 billion revolving loan facility (the “2031 Revolving Facility”), which will mature on June 29, 2031 (subject to a springing maturity of 90 days prior to the maturity date of certain long-term indebtedness of the Borrower and its subsidiaries if, on such date, the aggregate principal amount of such indebtedness exceeds $300 million) and (ii) established a new $200 million revolving loan facility (the “2028 Revolving Facility”), which will mature on June 29, 2028 (subject to a springing maturity (x) on the date that is 91 days prior to the maturity date of certain long-term indebtedness of the Borrower and its subsidiaries if, on such date, the aggregate principal amount of such indebtedness exceeds $300 million and (y) on the date that is 10 business days after any Group Member (as defined in the Amended Sixth A&R Credit Agreement) receives cash proceeds from any legal settlement in excess of $500 million). The foregoing summary of the Eleventh Amendment is qualified by reference to the terms of the Eleventh Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Eleventh Amendment, dated as of June 29, 2026, to the Sixth Amended and Restated Credit Agreement, dated as of July 9, 2021, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, as borrower, Avis Budget Group, Inc., the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: July 1, 2026